CONTRACT

This contract, is made and entered into as of the 26th day or Sept., 1997, by and between Star West International, Inc., a Nevada corporation (Purchaser) and Fashion Dynamics Corp., a Nevada Corporation (Supplier). In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and and sufficiency of which are hereby acknowledge, and intending to be legally bound, Purchaser and Supplier hereby agree as follows:

1. Purchaser hereby engages the personel services of Supplier, and Supplier agrees to provide his/her/its personel services to purchaser, by providing designers for production sets, costumes, and hydraulics and effects.

2. Purchaser agrees to pay supplier an initial consulting fee of $1,000 and 10% of actual job costs, for specific services rendered.

3. Purchaser will pay 50% upon execution of contracts, and will pay the balance of 50%, upon satisfaction completion of projects, for each service technician provided.

4. Nothing in the Contract shall be considered to create the relationship of employer and employee between the parties. Supplier shall be deemed at all times to be an independent contractor. In no event shall Purchaser be deemed an employer of the Supplier. Purchaser assumes no liability or responsibility for, among other things, reporting employee taxes or paying any levies required by the Internal Revenue Service and/or other state of federal agency.

5. Supplier agrees to provide fully qualified technician's, who are properly licensed in accordance to the State of Nevada, permits, and/or approvals which may be necessary to hold or carry out a production or performance, and shall be solely responsible for paying for any and all fees and costs associated with and for maintaining such licenses, permits or approvals.

6. The term of this contract will commence upon actual contracting for technicians, and payment will be provided as set forth herein. Supplier acknowledges and understands that possession and/or consumption of intoxicating beverages, narcotics, or other illegal substances on any project, is prohibited. If technicians violate the provisions of this paragragh, a penalty of $1,000.00 shall be deducted from the Consideration. If narcotics or any other illegal substance is rendered, in the sole discretion of the Purchaser, incapable of fullfilling his/her/its obligations under this Contract, Purchaser, and reimbursement for services rendered will occur.

7. In the event either party is delayed or hindered in or prevented from a project by any required act by reason of strikes, lockouts, labor troubles, inability to procure necessary materials or equipment, failure of power, restictive governmental laws or regulations, riots, insurrections, war, acts of God, or other similar nature not the fault of the party delayed in performing work, then performance of services cannot be held because of such event, their will be no liability of either party, and neither party shall be entitled to reimbursement of damages.

8    This Contract shall be amended, modified or supplemented
only by an instrument in writing executed by both parties.

9. Each party shall bear its own attorneys' fees and costs incurred in connection with the negotiation, drafting, review if finalization of this Contract exept that, in the event either party brings an action to enforce any of the terms of this Contract or for breach of this Contract, the prevailing party shall be entitled to his/her/its reasonable attorneys' fees and costs.

10. This Contract shall be governed , construed and enforced in accordance with the laws of the State of Nevada. The parties agree that any litigation relating directly or indirectly to this Contract shall be brought before and determined by a court of competent jurisdiction within the County of Clark, State Of Nevada.

IN WITNESS WHEREOF, the parties have executed the Contract as of the date first above written.

STARWEST INTERNATIONAL INC.             FASHION DYNAMICS, CORP.

A Nevada Corporation                    A Nevada Corporation

By:  /s/ Patricia J. Linson             By:  /s/ Lee R. Figgins
     Patricia J. Linson                      Lee R. Figgins

PRESIDENT                               Secretary

Address:  3315 E. Russell Rd. H-209     8105 Lake Hills Drive
          Las Vegas, NV 89120           Las Vegas, NV 89128

Telephone: (702)795-7091                (702)-256-4250

Fax: (702)795-5951